                                                                    Exhibit 10.1

                            CENTERPOINT ENERGY, INC.
                         1985 DEFERRED COMPENSATION PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2003)


            CENTERPOINT ENERGY, INC. 1985 DEFERRED COMPENSATION PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2003)

                                TABLE OF CONTENTS

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ARTICLE I PURPOSES OF PLAN; DEFINITIONS; DURATION.............................................................    2
   1.1            Purposes....................................................................................    2
   1.2            Definitions.................................................................................    2
   1.3            Term........................................................................................    4

ARTICLE II ADMINISTRATION.....................................................................................    5

ARTICLE III PARTICIPATION.....................................................................................    5
   3.1            Eligibility of Employees and Directors......................................................    5
   3.2            Designation of Participants.................................................................    5
   3.3            Election to Participate.....................................................................    5
   3.4            Salary Deferral.............................................................................    6
   3.5            Bonus Deferral..............................................................................    6
   3.6            Participation for the Participation Year Ending December 31, 1985...........................    6
   3.7            Waiver or Suspension of Deferral............................................................    7
   3.8            Cessation of Post-1988 Deferrals............................................................    7

ARTICLE IV BENEFICIARY DESIGNATIONS; WITHHOLDING..............................................................    7
   4.1            Beneficiary Designations....................................................................    7
   4.2            Withholding of Taxes........................................................................    7

ARTICLE V BENEFITS............................................................................................    7
   5.1            Benefit Payments............................................................................    7
   5.2            Death.......................................................................................    9
   5.3            Disability..................................................................................   10
   5.4            Payment Upon Termination of Employment......................................................   10
   5.5            Termination of Employment During Participation Year.........................................   10
   5.6            Terminations Under the Separation Program...................................................   11
   5.7            Terminations Under the UFI Severance Program................................................   12
   5.8            Terminations Under the 1995 Voluntary Early Retirement Program..............................   12
   5.9            Terminations under the 2002 Voluntary Early Retirement Program..............................   13

ARTICLE VI RIGHTS OF PARTICIPANTS.............................................................................   13
   6.1            Limitation of Rights........................................................................   13
   6.2            Non-Alienation of Benefits..................................................................   14
   6.3            Prerequisites to Benefits...................................................................   15
   6.4            Nature of Employer's Obligation.............................................................   15
   6.5            Claims and Review Procedures................................................................   15

ARTICLE VII MISCELLANEOUS.....................................................................................   16
   7.1            Amendment or Termination of the Plan........................................................   16
   7.2            Reliance Upon Information...................................................................   17
   7.3            Effective Date..............................................................................   17
   7.4            Governing Law...............................................................................   17
   7.5            Severability................................................................................   17
   7.6            Notice......................................................................................   17

                                      -i-

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                            CENTERPOINT ENERGY, INC.
                         1985 DEFERRED COMPENSATION PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2003)

                                    RECITALS

         Houston Industries Incorporated, a Texas corporation ("HII"), established the Houston Industries Incorporated Deferred Compensation Plan, effective as of September 1, 1985, and as thereafter amended (the "Plan"), for the benefit of its eligible employees. Effective as of December 31, 1988, the Board of Directors of HII "froze" the Plan to cease the deferral to the Plan of compensation and bonuses earned on or after January 1, 1989.

         CenterPoint Energy, Inc., a Texas corporation (the "Company"), as successor to HII, became sponsor of the Plan effective as of August 31, 2002.

         Pursuant to Section 7.1 of the Plan, the Board of Directors of the Company authorized the amendment and restatement of the Plan, effective as of January 1, 2003, in order to incorporate all prior amendments to the Plan and to make certain design changes.

         There shall be no termination and no gap or lapse in time or effect between the Plan, as in effect on December 31, 2002 (the "Prior Plan"), and this Plan, as amended and restated effective as of January 1, 2003. The Prior Plan, as in effect on December 31, 2002, in the form of this Plan shall not operate to exclude, diminish, limit or restrict the payments or continuation of payments of benefits to Participants under the terms of the Plan as in effect on December 31, 2002. Except to the extent otherwise required to reflect the fact that such Prior Plan Participants' benefits accrued under the Plan are continued under this Plan, the provisions of this Plan shall apply only to an Employee or a Director participating in this Plan on or after January 1, 2003.

         NOW, THEREFORE, the Company hereby amends, restates in its entirety and continues the Prior Plan, as in effect on December 31, 2002, in the form of this CenterPoint Energy, Inc. 1985 Deferred Compensation Plan, as amended and restated effective January 1, 2003, which shall read as follows:

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                                   ARTICLE I

                     PURPOSES OF PLAN; DEFINITIONS; DURATION

         1.1 Purposes. This 1985 Deferred Compensation Plan of CenterPoint Energy, Inc. for selected management and highly compensated employees is intended to aid certain of its employees in making more adequate provision for their retirement and is intended to be a "top-hat" plan under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974.

         1.2 Definitions. Each term below shall have the meaning assigned thereto for all purposes of this Plan unless the context requires a different construction.

                  "Affiliate" means any corporation in which the shares owned or controlled, directly or indirectly, by the Company represent 80%, or more, of the voting power of the issued and outstanding capital stock of such corporation, and a corporation which owns or controls, directly or indirectly, 80% or more, of the voting power of the issued and outstanding capital stock of the Company, and any corporation in which 80% or more, of the voting power of the issued and outstanding capital stock is owned or controlled, directly or indirectly, by any corporation which owns or controls, directly or indirectly, 80% or more, of the voting power of the issued and outstanding capital stock of the Company.

                  "Age" means the Participant's age on his birthday nearest the applicable Commencement Date.

                  "Agreement" means the deferred compensation agreement between the Employer and the Participant describing the benefits payable to the Participant under the Plan with respect to salary deferrals and Bonus deferrals for a Participation Year. Deferrals for each separate Participation Year will be covered by a separate Agreement.

                  "Beneficiary" means a person or persons, a trustee or trustees of a trust, or a partnership, corporation, limited liability partnership, limited liability company, or other entity designated by the Participant, as provided in Section 4.1, to receive any amounts distributed under the Plan after the Participant's death.

                  "Bonus" means a formula or discretionary bonus or incentive compensation paid by an Employer, including, but not limited to, a vested award under the Company's Executive Incentive Compensation Plan, granted after September 1, 1985.

                  "Company" means CenterPoint Energy, Inc., a Texas corporation, or a successor to CenterPoint Energy, Inc., in the ownership of substantially all of its assets.

                  "Commencement Date" means the first day of the Participation Year with respect to which a Compensation deferral occurs, except for the 1985 Participation Year, for which the Commencement Date is October 1, 1985.

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                  "Committee" means the Benefits Committee or such other
         committee, which shall consist of five or fewer persons, as shall be appointed by the Board of Directors of the Company to administer the Plan pursuant to Article II hereof.

                  "Compensation" means the salary and Bonus which an Employer pays its Employees, and the retainer fee paid to a Director by an Employer.

                  "Director" means a member of the board of directors of an Employer who is not an Employee of the Company or an Affiliate.

                  "Disability" means a physical or mental condition that qualifies as a total and permanent disability under the CenterPoint Energy, Inc. Long Term Disability Plan.

                  "Early Retirement Date" means with respect to an Employee the first day of the month coincident with or next following his 60th birthday; and means with respect to a Director the first day of the month coincident with or next following his resignation or removal as a Director before his Normal Retirement Date.

                  "Employee" means any person, including an officer of any Employer (whether or not he is also a director thereof), who, at the time such person is designated a Participant hereunder, is employed by the Employer on a full-time basis, who is compensated for such employment by a regular salary, and who, in the opinion of the Committee, is one of the officers or other key employees of the Employer in a position to contribute materially to the continued growth and development and to the future financial success of the Employer.

                  "Employer" means the Company and each Affiliate which has adopted this Plan.

                  "Employment" means employment with an Employer or currently acting as a Director of an Employer. Neither the transfer of a Participant from employment by the Company to employment by an Affiliate nor the transfer of a Participant from employment by an Affiliate to employment by the Company shall be deemed to be a termination of Employment of the Participant. Moreover, the Employment of a Participant shall not be deemed to have been terminated because of his absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence, granted by the Employer for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Participant returns to active employment within 90 days after the termination of his military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. Notwithstanding the foregoing, from and after October 1, 1997, a Participant's employment with STP Nuclear Operating Company shall be deemed to constitute "Employment" with an Employer hereunder for all purposes except any such Participant shall not be eligible to make any additional deferrals of Compensation under the Plan. Further notwithstanding the foregoing, from and after the RRI Distribution Date, a Participant's continuous employment with Reliant Resources, Inc. ("RRI") and/or its subsidiaries following such date ("RRI Employment") shall be deemed to constitute "Employment" with an Employer hereunder (to the extent such Participant commenced RRI Employment prior to the RRI Distribution Date and immediately prior to such date was otherwise an Employee) for all purposes except any such Participant shall not be eligible to make any additional deferrals of Compensation under the Plan; provided, however, that such Participant made a one-time, irrevocable election on or before December 31, 2000, to treat such RRI Employment as Employment for the Plan as described herein. The Committee may allow individuals electing not to treat RRI Employment as "Employment" hereunder to make a subsequent, one-time election, on such form and in such manner as prescribed by the Committee, to transfer benefits under this Plan to a deferred compensation program or plan sponsored by RRI.

                  "Moody's Rate" means a rate of interest equal to the composite yield on Moody's Average Corporate Bond Yield Index for the calendar month as determined from Moody's Bond Record published by Moody's Investors Service, Inc. (or any successor thereto), or, if such yield is no longer published, a substantially similar average selected by the Committee.

                  "Normal Retirement Date" means with respect to an Employee the first day of the month coincident with or next following his 65th birthday or the date of his termination of employment, if later, and means with respect to a Director the first day of the month coincident with or next following his 70th birthday.

                  "Participant" means an Employee or a Director who has been designated by the Committee to participate in the Plan pursuant to
         Section 3.2 or 3.6 hereof.

                  "Participation Year" means (1) with respect to Compensation in the form of a Bonus, the Plan Year during which the Bonus would have been paid if not deferred, and (2) with respect to Compensation in the form of salary, the Plan Year during which a Participant performs services for the Employer for a salary.

                  "Plan" means the CenterPoint Energy, Inc. 1985 Deferred Compensation Plan, as initially established effective September 1, 1985, and amended and restated effective January 1, 2003, as set forth herein, and as the same may hereafter be amended from time to time.

                  "Plan Year" means the calendar year.

                  "RRI Distribution Date" means September 30, 2002, which is the date the Company distributed to its shareholders all shares of common stock of Reliant Resources, Inc. that the Company owned as of such date.

         1.3 Term. The effective date of the Plan is September 1, 1985. The Plan shall continue until terminated by the Board of Directors of the Company.

                                   ARTICLE II

                                 ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee shall represent the Company and other Employers in all matters concerning the administration of the Plan. Members of the Committee may be Participants under the Plan, but no member may vote on any matter relating to his benefits under the Plan. The Committee shall have primary responsibility for the administration and operation of the Plan and shall have all powers necessary to carry out the provisions of the Plan, including the power to determine which Employees and Directors shall be Participants under the Plan and which Compensation may be subject to deferral. The determination of the Committee as to the construction, interpretation, or application of any terms and provisions of the Plan, including whether and when there has been a termination of an Employee's employment, shall be final, binding, and conclusive upon all persons.

                                   ARTICLE III

                                  PARTICIPATION

         3.1 Eligibility of Employees and Directors. An Employee must be a manager or a highly compensated salaried employee of an Employer to be eligible to participate in the Plan. All Directors shall be eligible to participate in the Plan. The Committee may from time to time establish additional eligibility requirements for participation in the Plan.

         3.2 Designation of Participants. Prior to the commencement of any Participation Year after 1985 the Committee shall designate and notify in writing the Employees and/or Directors who are eligible to elect to defer Compensation. A designation of an Employee or Director to participate with respect to Compensation for a particular Participation Year shall not automatically entitle such Participant to participate with respect to any other Participation Year. The Committee may, in its sole discretion, notify a Participant that he is entitled to participate with respect to all future Compensation for all Participation Years beginning after the date of notification by the Committee in which event the Participant may continue to participate and elect to defer Compensation awarded in respect of future Participation Years until such time as the Committee notifies the Participant in writing that he may not participate for particular future Participation Years.

         Notwithstanding the foregoing or any other provision of the Plan to the contrary, no Employee or Director shall be eligible to be designated as a Participant in the Plan with respect to Compensation earned after December 31, 1988.

         3.3 Election to Participate. After a Participant has been notified by the Committee that he is eligible to participate in the Plan, he must, in order to participate in the Plan, notify the Committee in writing of his election to so participate. The election to participate in the Plan shall be effective upon the receipt by the Committee of the Participant's written election to defer Compensation which specifies the type or types and the amount or amounts of his Compensation that he wishes to defer and the manner of such deferral pursuant to Section 3.4, 3.5 or 3.6 hereof.

         3.4 Salary Deferral. A Participant's election to defer the payment of salary for 1986 and subsequent Plan Years must be made prior to December 1 of the Plan Year preceding the Plan Year in which the salary is earned by the Participant. Such election will be irrevocable as of December 31 of the calendar year preceding the calendar year in which the salary is earned.

         A Participant may not elect to defer less than $2,000 for any Participation Year and may not elect to defer more than 40% of his annual salary in any Participation Year in which the Participant is Age 50 or older, and may not elect to defer more than 25% of his annual salary in any Participation Year in which the Participant is Age 49 or younger.

         The amount of Compensation elected to be deferred pursuant to this
Section 3.4 shall be withheld from the Participant's salary during a Plan Year in equal semi-monthly amounts.

         3.5 Bonus Deferral. A Participant's election to defer the payment of a Bonus must be made prior to, and will become irrevocable on, the earlier of
(a) December 1st of the Plan Year before the Participation Year with respect to which the Bonus is paid, or (b) the date on which the amount of Bonus to be paid to the Participant for such Participation Year is determined or determinable by the Board.

         A Participant may not elect to defer more than 100% of his annual cash Bonus award with respect to a particular Participation Year, nor less than $2,000 for each Participation Year.

         The amount of Compensation elected to be deferred under this Section
3.5 shall not be paid but shall be deemed to have been deferred in one lump sum on the Commencement Date of the applicable Participation Year. If the amount of Bonus awarded to the Participant with respect to a Participation Year is less than the amount of Bonus which the Participant had elected to defer for such Participation Year, the entire amount of the Bonus awarded shall be deferred in accordance with this Section 3.5, and no further deferral shall be made with respect to such election for such Participation Year.

         3.6 Participation for the Participation Year Ending December 31, 1985. Notwithstanding any other provision of the Plan to the contrary, for the Participation Year ending December 31, 1985, the Committee may select and notify eligible Participants, in accordance with the provisions of Section 3.2 hereof, at any time on or before September 1, 1985.

         Any such eligible Participant may elect in writing, in accordance with the provisions of Section 3.3 hereof, at any time on or before the date which follows by 30 days the date on which such Participant is so notified to defer the payment of any portion of his Compensation earned subsequent to October 1, 1985 and prior to December 31, 1985, up to the maximum salary deferral authorized under Section 3.4. Such election shall be irrevocable as of the date which follows by 30 days the date on which the Participant is so notified that he is eligible to participate in the Plan. The amount of Compensation elected to be deferred pursuant to this paragraph shall be withheld from the Participant's salary received subsequent to October 1, 1985 during the calendar year ending December 31, 1985, in equal semi-monthly amounts.

         3.7 Waiver or Suspension of Deferral. The Committee may, in its sole discretion, grant a waiver or suspension of a Participant's irrevocable deferral election under this Article III for such time as the Committee may deem to be necessary upon a finding that the Participant has suffered a financial hardship.

         3.8 Cessation of Post-1988 Deferrals. Notwithstanding any other provision of the Plan to the contrary, no Employee, Director or Participant shall be eligible to defer any Compensation (whether salary or Bonus) earned on or after January 1, 1989.

                                   ARTICLE IV

                      BENEFICIARY DESIGNATIONS; WITHHOLDING

         4.1 Beneficiary Designations. Each person becoming a Participant shall file with the Committee a designation of one or more Beneficiaries to whom distributions otherwise due the Participant shall be made in the event of his death while in the employ of the Company or after termination of employment but prior to the complete distribution of the benefits payable with respect to the Participant. Such designation shall be effective when received in writing by the Committee. The Participant may from time to time revoke or change any such designation of the Beneficiary by written document delivered to the Committee. If there is no valid designation of the Beneficiary on file with the Committee at the time of the Participant's death, or if all of the Beneficiaries designated therein shall have predeceased the Participant or otherwise ceased to exist, the Beneficiary shall be, and any payment hereunder shall be made to, the Participant's spouse, if she survives the Participant, otherwise to the Participant's estate. If the Beneficiary, whether under a valid beneficiary designation or under the preceding sentence, shall survive the Participant but die before receiving all payments hereunder, the balance of the benefits which would have been paid to the Beneficiary had he or she lived shall, unless the Participant's designation provided otherwise, be distributed to the Beneficiary's estate.

         4.2 Withholding of Taxes. The Committee shall cause the Employer to deduct from the amount of all benefits paid under the Plan any taxes required to be withheld by the federal government or any state or local government.

                                   ARTICLE V

                                    BENEFITS

         5.1 Benefit Payments. The benefit payments with respect to deferrals for a specific Participation Year will be determined by the amount of Compensation deferred during that Participation Year and the Participant's Age on the Commencement Date, as set forth below:

         (a) A Participant who has attained Age 58 or older on the Commencement Date of a Participation Year during which part of his Compensation is deferred will receive 15 annual installment payments from his Employer commencing on the first day of the month following his termination of employment on or after his Normal Retirement Date. A Participant who has attained Age 55, 56 or 57 on the Commencement Date of a Participation Year during which part of his Compensation is deferred will receive equal annual installments for three years if Age 55, or for two years if Age 56, or will receive a single payment if Age 57, to commence or to be paid on the seventh anniversary of the Commencement Date, provided he remains in the continuous employ of his Employer from the Commencement Date through the date(s) of payment of such annual installment(s) or, if applicable, his Early Retirement Date. Each such Participant Age 55, 56 or 57 on any such Commencement Date will also receive annual installment payments for 15 years commencing on the first of the month following his termination of employment on or after his Normal Retirement Date. In any case where payments pursuant to this Section 5.1(a) are to commence later than the Participant's Normal Retirement Date, the amount of such payments otherwise payable commencing on the Participant's Normal Retirement Date shall be increased by application of the interest rate specified in his Agreement, compounded annually from his Normal Retirement Date until the date of the first such payment.

         (b) A Participant who has not attained Age 55 on the Commencement Date of a Participation Year during which part of his Compensation is deferred will receive equal annual installments for four years commencing on the seventh anniversary of the Commencement Date, provided he remains in the continuous employ of his Employer from the Commencement Date through the date(s) of payment of such annual installment(s) or, if applicable, his Early Retirement Date. Such a Participant will also receive annual installment payments for 15 years commencing on the first of the month following his termination of employment on or after his Normal Retirement Date. In any case where such 15 annual installment payments pursuant to this Section 5.1(b) are to commence later than the Participant's Normal Retirement Date, the amount of such payments otherwise payable commencing on his Normal Retirement Date shall be increased by application of the interest rate specified in his Agreement, compounded annually, from his Normal Retirement Date until the date of the first such payment.

         (c) Notwithstanding any provision of this Article V to the contrary, a Participant who terminates employment (i) after December 31, 2002, and (ii) on or after the first day of the month coincident with or next following the Participant's 55th birthday but prior to his Early Retirement Date shall receive his benefit under the Plan in 15 annual installment payments, with such payments commencing on the first day of the month coincident with or next following the month in which the Participant terminates employment and payable thereafter in that same month in each remaining year, if such Participant consents to receiving his benefit in accordance with this Section 5.1(c). If the Participant does not so consent, his benefit shall be paid as otherwise provided under this Article V.

         (d) Any Participant who terminates employment after his Early Retirement Date (or an earlier date if authorized by the Committee in its discretion) but prior to his Normal Retirement Date, will (if he is living on the date of payment) receive 15 equal annual installment payments commencing on the first of the month following his Normal Retirement Date. Such commencement date may be accelerated by the Committee, in its sole discretion, but could not occur before a Participant's termination of employment. In any case where 15 annual installment payments pursuant to this Section 5.1(d) are to commence earlier than the Participant's Normal Retirement Date, the amount of such payments otherwise payable commencing on the Participant's Normal Retirement Date shall be reduced and discounted to reflect early receipt by application of the interest rate specified in the Participant's Agreement, compounded annually, for the period from the date of payment to the Participant's Normal Retirement Date.

         (e) The amount of benefit payments will be stated in the Agreement between the Employer and the Participant, based on the Company's administrative guidelines under the Plan.

         (f) Any installment benefits, at the request of the Participant and in the sole discretion of the Committee, may be commuted to a lump-sum payment or may be paid over a shorter period of time on the basis of the interest rate specified in the Participant's Agreement, compounded annually.

         5.2      Death.

         (a) If a Participant dies (i) prior to his Normal Retirement Date and prior to his termination of employment, or (ii) after his termination of employment having met the requirements for 15 annual installment payments pursuant to Section 5.1(d) as of the date of such termination, but prior to the commencement of such 15 annual installments payments, the payments otherwise described in Section 5.1 not theretofore made shall not be made, but the Employer shall pay Participant's Beneficiary the sum or sums actually deferred with interest thereon compounded annually from the Commencement Date through the date of payment at the annual percentage rate specified in the Participant's Agreement, less an amount equal to the benefits paid prior to Participant's death with interest thereon at such annual rate compounded annually from the date of such prior benefit payment through the date of payment of the death benefit pursuant to this Section 5.2(a). The payment pursuant to this Section 5.2(a) shall be made within 90 days following the date of Participant's death. Notwithstanding the foregoing, if there is a conflict between the provisions of this section and the terms of the Participant's Severance Agreement (as described in Section 5.4), the terms of the Severance Agreement shall control.

         (b) If Participant dies (i) after his Normal Retirement Date but prior to his termination of employment, (ii) after his termination of employment, provided he had attained his Normal Retirement Date on or before the date of such termination, or (iii) after commencement of 15 annual installment payments pursuant to Section 5.1 but prior to completion of all such payments, the Employer shall make (or continue to make) such payments provided for in Section 5.1 to the Participant's Beneficiary. Notwithstanding the foregoing, if there is a conflict between the provisions of this section and the terms of the Participant's Severance Agreement (as described in Section 5.4), the terms of the Severance Agreement shall control.

         (c) Any installment death benefits, at the request of the Beneficiary and in the sole discretion of the Committee, may be commuted to a lump-sum payment or may be paid over a shorter period of time on the basis of the interest rate specified in the Participant's Agreement, compounded annually. Notwithstanding the foregoing, if there is a conflict between the provisions of this section and the terms of the Participant's Severance Agreement (as described in Section 5.4), the terms of the Severance Agreement shall control.

         5.3 Disability. In the event of the Disability of a Participant while in the employ of an Employer, the Participant shall be considered to have remained in the continuous employment of the Employer during his Disability until his Normal Retirement Date or earlier death. The benefits payable to each Participant under the Plan shall be paid in the amounts and at the times otherwise provided in Section 5.1, except that at the request of the Participant and in the sole discretion of the Committee any such payments may be commuted to a lump-sum payment or may be paid over a shorter period of time on the basis of the interest rate specified in the Participant's Agreement, compounded annually.

         5.4 Payment Upon Termination of Employment. If the employment of a Participant who is an Employee of an Employer is terminated for any reason other than death, retirement at or after his Normal Retirement Date, or early retirement in accordance with the provisions of Section 5.1(c) or 5.1(d), the 15 annual installment payments described in Section 5.1 shall not be made, but the Employer shall pay the Participant the sum or sums actually deferred with interest thereon compounded annually from the Commencement Date through the date of payment, at a rate determined as follows:

         (a) If the date of Participant's termination of employment occurs prior to the seventh anniversary of the Commencement Date, the interest rate shall be the lesser of (i) Moody's Rate, or (ii) the annual percentage rate specified in Participant's Agreement.

         (b) If the date of Participant's termination of employment occurs after the seventh anniversary of the Commencement Date, the interest rate shall be the annual percentage rate specified in Participant's Agreement.

         Notwithstanding the foregoing, the amount payable under this Section
5.4 shall be reduced by an amount equal to any benefits paid prior thereto with interest thereon at the rate determined in accordance with the foregoing compounded annually from the date of such prior benefit payment through the date of the termination payment pursuant to this Section 5.4. The payment pursuant to this Section 5.4 shall be made on the first of the month coincident with or next following the expiration of 90 days following the date of Participant's termination of employment.

         However, if any Participant who has entered into a Severance Agreement, as defined in the CenterPoint Energy, Inc. Executive Severance Benefits Plan, effective as of September 3, 1997, experiences a termination giving rise to a right to benefits under his Severance Agreement and complies with the conditions set forth in his Severance Agreement for the receipt of benefits thereunder, then such Participant shall be treated as if his termination did not occur until after his Early Retirement Date, and the provisions of Section 5.1(d) shall apply.

         5.5 Termination of Employment During Participation Year. If Participant terminates his employment with an Employer for any reason during the Participation Year for which Compensation is to be deferred, the amount of deferral specified in his Agreement for that Participation Year shall be adjusted to equal the actual deferral amount for the Participation Year prior to such termination. In addition, any benefits payable in accordance with this Plan shall be proportionately reduced to reflect such actual deferral amount.

         5.6      Terminations Under the Separation Program.

         (a)      Voluntary Terminations.

                  (i) Prior to Early Retirement Date. Notwithstanding any other provision of the Plan to the contrary, if the employment of a Participant is terminated voluntarily under the Voluntary Early Retirement Program adopted by the Board of Directors of the Company on January 8, 1992 and prior to the first day of the month coincident with or next following the Participant's 60th birthday, a Normal Retirement Date distribution as described in Section 5.1 shall not be made, but the Employer (x) shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable interest rate specified in the Participant's agreement for each Participation Year, from the Commencement Date through the date of payment, (y) shall pay such amount in 15 annual installment payments, in accordance with Section 5.1(b) above, commencing the month following the month in which the Participant terminates employment and payable thereafter in that same month in each remaining year, and (z) shall not make any equal annual installments to such Participant, as described in Section 5.1(a)-(b).

                  (ii) After Early Retirement Date. If the employment of a Participant is terminated voluntarily as described in (a)(i) above but after the first day of the month coincident with or next following the Participant's 60th birthday, distributions (including the equal annual installments) shall be made as otherwise provided in this Article V.

         (b)      Involuntary Terminations.

                  (i) Prior to Early Retirement Date. Notwithstanding any other provision of the Plan to the contrary, if the employment of a Participant is terminated involuntarily under the severance program adopted by the Board of Directors of the Company on January 8, 1992 and prior to the first day of the month coincident with or next following the Participant's 60th birthday, a Normal Retirement Date distribution as described in Section 5.1 shall not be made, but the Employer (a) shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable interest rate specified in the Participant's agreement for each Participation Year, from the Commencement Date through the date of payment, (b) shall pay such amount in a lump sum within 90 days following the date of Participant's termination of employment or as soon as practicable thereafter, and (c) shall not make any equal annual installments to such Participant, as described in Section 5.1(a)-(b).

                  (ii) After Early Retirement Date. If the employment of a Participant is terminated involuntarily as described in (b)(i) above but after the first day of the month coincident with or next following the

         Participant's 60th birthday, distributions (including the equal annual installments) shall be made as otherwise provided in this Article V.

         (c) Commutation. Any installment payments hereunder may be commuted as provided in Section 5.1(f).

         5.7      Terminations Under the UFI Severance Program.

         (a) Prior to Early Retirement Date. Notwithstanding any other provision of the Plan to the contrary, if the employment of a Participant is terminated under the Utility Fuels, Inc. severance program, on or after July 26, 1993, and prior to the first day of the month coincident with or next following the Participant's 60th birthday, a Normal Retirement Date distribution as described in Section 5.1 shall not be made, but the Employer (i) shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable interest rate specified in the Participant's agreement for each Participation Year, from the Commencement Date through the date of payment,
     (ii) shall pay such amount in a lump sum within 90 days following the date of Participant's termination of employment or as soon as practicable thereafter (or, if a Participant is designated to receive installment payments as determined in the sole discretion of the Chief Operating Officer of the Company, shall pay such amount in 15 annual installment payments, in accordance with Section 5.1(b) above, commencing the month following the month in which such designated Participant terminates employment and payable thereafter in that same month in each remaining year), and (iii) shall not make any equal annual installments to such Participant, as described in Section 5.1(a)-(b), after the date of termination.

         (b) After Early Retirement Date. If the employment of a Participant is terminated as described in (a) above but after the first day of the month coincident with or next following the Participant's 60th birthday, distributions (including the equal annual installments) shall be made as otherwise provided in this Article V.

         (c) Commutation. Any installment payments hereunder may be commuted as provided in Section 5.1(f).

         5.8      Terminations Under the 1995 Voluntary Early Retirement
Program.

         (a) Prior to Early Retirement Date. Notwithstanding any other provision of the Plan to the contrary, if the employment of a Participant who fulfills the requirements for the Voluntary Early Pension for 1995 Program participants under Section 9.7(a) of the CenterPoint Energy, Inc. Retirement Plan is terminated prior to the first day of the month coincident with or next following the date of the Participant's 60th birthday, distribution shall not be made as described in Section 5.1(a),
     (b) or (d), but the Employer (x) shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable interest rate specified in the Participant's Agreement for each Participation Year, from the Commencement Date through the date of payment, (y) shall pay such amount in 15 annual installment payments, commencing the first day of the month following the month in which the Participant terminates employment and payable thereafter in that same month in each remaining year, and

     (z) shall not pay any equal annual installments (as described in Section 5.1(a)-(b)) to such Participant.

         (b) After Early Retirement Date. If the employment of a Participant is terminated voluntarily as described in subsection (a) above but after the Participant's Early Retirement Date, distributions (including the equal annual installments) shall be made as otherwise provided in this
     Article V.

         (c) Commutation. Any installment payments hereunder may be commuted as provided in Section 5.1(f).

         5.9      Terminations under the 2002 Voluntary Early Retirement
     Program.

         (a) Prior to Early Retirement Date. Notwithstanding any other provisions of the Plan to the contrary, if a Participant who fulfills the requirements of an "Eligible VERP Employee" pursuant to Section 8.6 of the CenterPoint Energy, Inc. Retirement Plan is terminated prior to the first day of the month coincident with or next following the date of the Participant's 60th birthday and the Participant consents to the election of this amendment to the Plan, distribution shall not be made as described in
     Section 5.1 (a), (b) or (d), but the Employer (x) shall pay the Participant the sum or sums of Compensation actually deferred, with interest thereon, compounded annually, at the applicable interest rate specified in the Participant's Agreement for each Participation Year, from the Commencement Date through the date of payment, minus any equal annual installments, as described in Section 5.1(a)-(b), paid to date, and (y) shall pay such amount in 15 annual installment payments commencing the first day of the month coincident with or next following the month in which the Participant terminates employment and payable thereafter in that same month in each remaining year.

         (b) After Early Retirement Date. If the employment of a Participant is terminated voluntarily as described in subsection (a) above but after the Participant's Early Retirement Date, distributions shall be made as otherwise provided in this Article V.

         (c) Commutation. Any installment payment hereunder may be commuted as provided in Section 5.1(f).

                                   ARTICLE VI

                             RIGHTS OF PARTICIPANTS

         6.1 Limitation of Rights. Nothing in this Plan shall be construed to:

         (a) Give any Employee of an Employer any right to be designated a Participant in the Plan other than in the sole discretion of the Committee;

         (b) Limit in any way the right of the Employer to terminate a Participant's employment at any time; or

         (c) Be evidence of any agreement or understanding, express or implied, that the Company or any other Employer will employ a Participant in any particular position or at any particular rate of remuneration.

         6.2 Non-Alienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, transfer, sale, assignment, pledge, encumbrance or charge, whether voluntary, involuntary, direct or indirect, by operation of law or otherwise, including, without limitation, a change in beneficial interest of any trust and a change in ownership of a corporation or partnership, but not including a change of legal and beneficial title of a right or benefit resulting from the death of any Participant or the spouse of any Participant (any such proscribed transaction hereinafter a "Disposition") and any attempted Disposition will be null and void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of any Participant or other person entitled to such benefits. The foregoing provisions of this Section 6.2 shall not apply to a domestic relations order awarding any benefits under the Plan to the divorced spouse of a Participant. The foregoing provisions of this Section 6.2 shall also not apply to an irrevocable Disposition of a right or benefit under this Plan to a "Permitted Assignee," as defined below, by (i) a Participant age 55 or older (an "Eligible Participant"), or (ii) a "Permitted Assignee," as defined below, who has received an assignment from an Eligible Participant pursuant to this sentence.

         (a)      Permitted Assignee. The term "Permitted Assignee" shall mean:

                  (i)      The Eligible Participant;

                  (ii)     A spouse of the Eligible Participant;

                  (iii) Any person who is a lineal ascendant or descendant of the Eligible Participant or the Eligible Participant's spouse;

                  (iv)     Any brother or sister of the Eligible Participant;

                  (v) Any spouse of any individual described in subparagraph (iii) or (iv);

                  (vi) A trustee of any trust which, at the applicable time, is 100% Actuarially Held for a Permitted Assignee or Assignees (as defined in Section 6.2(c));

                  (vii) Any corporation in which, at the applicable time, each class of stock is 100% owned by a Permitted Assignee or Permitted Assignees;

                  (viii) Any partnership in which, at the applicable time, each class of partnership interest is 100% owned by a Permitted Assignee or Permitted Assignees; or

                  (ix) Any limited liability company or other form of incorporated or unincorporated business organization in which each class of stock, membership or other equity interest is 100% owned by a Permitted Assignee or Assignees.

         (b) Subsequent Assignees. This Section 6.2 shall be fully applicable to all Permitted Assignees, and the provisions of this Section
     6.2 shall be fully applicable to any right or benefit transferred by an Eligible Participant to any Permitted Assignee as if such Permitted Assignee were an Eligible Participant; provided, however, that no Permitted Assignee shall be deemed an Eligible Participant for determining the persons who constitute Permitted Assignees under Section 6.2(a). Any Permitted Assignee acquiring a right or benefit under this Plan shall execute and deliver to the Committee an Agreement pursuant to which such Permitted Assignee agrees to be bound by all of the terms and provisions of the Plan, provided that the failure to execute and deliver such an Agreement shall not be deemed to relieve such Permitted Assignee of the restrictions imposed by the Plan. Any attempted Disposition of a right or benefit under this Plan in breach of this Section 6.2, whether voluntary, involuntary, by operation of law or otherwise shall be null and void.

         (c) Actuarially Held. In making the determination whether a trust is 100% Actuarially Held for Permitted Assignee(s), a trust, at the applicable point in time, is 100% Actuarially Held for Permitted Assignee or Assignees when 100% of the actuarial value of the beneficial interests of the trust, except as provided in the following sentence, are held for a Permitted Assignee or Permitted Assignees. For purposes of making the determination described above, the possibility that an interest in a trust may be appointed pursuant to a special or general power of appointment shall be ignored; provided, that the actual exercise of any such power of appointment shall not be ignored.

         6.3 Prerequisites to Benefits. No Participant, nor any Beneficiary or other person claiming through a Participant, shall have any right or interest in the Plan, or any benefits hereunder, unless and until all the terms, conditions, and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

         6.4 Nature of Employer's Obligation. This Plan is intended to be, and shall be construed as, an unfunded plan maintained by each Employer primarily for the purpose of providing deferred compensation for a select group of its management or highly compensated employees. The benefits provided under this Plan shall be a general, unsecured obligation of the Employer payable solely from the general assets of the Employer, and neither the Participant nor the Participant's Beneficiary or estate shall have any interest in any assets of the Employer by virtue of this Plan. No fund or other assets will ever be set aside or segregated for the benefit of the Participant or the Participant's Beneficiary under this Plan. The adoption of the Plan and any setting aside of amounts by an Employer with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Employer and any funds so set aside shall remain subject to the general creditors of the Employer. If it becomes necessary for a Participant to institute a claim, by litigation or otherwise, to enforce his rights under the Plan, the Employer shall indemnify Participant from and against all costs and expenses, including legal fees, incurred by him instituting and maintaining such claim.

         6.5      Claims and Review Procedures.

         (a) Claims Procedure. If any person believes he or she is entitled to any rights or benefits under the Plan, such person may file a claim in writing with the Committee.

     If any such claim is wholly or partially denied, the Committee will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review, the time limits applicable to such procedures, and a statement of the person's rights following an adverse benefit determination on review, including a statement of his or her right to file a lawsuit under the Employee Retirement Income Security Act of 1974 ("ERISA") if the claim is denied on appeal. Such notification will be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period).

         (b) Claim Review Procedure. Within 60 days after the date on which a person receives a notice of denial (or within 60 days after the date on which such denial is considered to have occurred), such person or his or her duly authorized representative ("Applicant") may (i) file a written request with the Committee for a review of his or her denied claim; (ii) review pertinent documents; and (iii) submit issues and comments in writing. The Committee shall render a decision no later than the date of its regularly scheduled meeting next following receipt of a request for review, except that a decision may be rendered no later than the second such meeting if the request is received within 30 days of the first meeting. The Applicant may request a formal hearing before the Committee which the Committee may grant in its discretion. Notwithstanding the foregoing, under special circumstances that require an extension of time for rendering a decision (including, but not limited to, the need to hold a hearing), the decision may be rendered not later than the date of the third regularly scheduled Committee meeting following the receipt of the request for review. If such an extension is required, the Applicant will be advised in writing before the extension begins. The decision on review shall be in written or electronic notice of the final determination. If the claim is denied in whole or part, such notice, which shall be in a manner calculated to be understood by the person receiving such notice, shall include the specific reasons for the decision, the specific references to the pertinent plan provisions on which the decision is based, that the person is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits, and a statement of the person's right to file a lawsuit under ERISA.

         Benefits under this Plan will only be paid if the Committee decides, in its discretion, that a person is entitled to them. Moreover, no action at law or in equity shall be brought to recover benefits under this Plan prior to the date the claimant has exhausted the administrative process of appeal available under the Plan.

                                  ARTICLE VII

                                  MISCELLANEOUS

         7.1 Amendment or Termination of the Plan. The Board of Directors of the Company may amend or terminate this Plan at any time. Any such amendment or termination shall not, however, affect the rights of any Participant to any accrued benefits payable under the Plan. Any such amendment or termination shall not, however, without the written consent of the affected Participant, reduce the interest rate applicable to, or otherwise adversely affect the rights of a Participant with respect to, Compensation with respect to which a Participant made an irrevocable deferral election before the later of the date that such amendment is executed or effective.

         7.2 Reliance Upon Information. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Committee in reliance upon any information supplied to it by an officer of the Company, the Company's legal counsel, or the Company's independent accountants in connection with the administration of this Plan shall be deemed to have been taken in good faith.

         7.3 Effective Date. The Plan was originally effective as of September 1, 1985, and amended and restated effective as of January 1, 2003.

         7.4 Governing Law. The Plan shall be construed, administered, and governed in all respects under the laws of the State of Texas.

         7.5 Severability. If any term, provision, covenant, or condition of the Plan is held to be invalid, void, or otherwise unenforceable, the rest of the Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

         7.6 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the dates shown on the postmark on the receipt for registration or certification.

         IN WITNESS WHEREOF, CenterPoint Energy, Inc., has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this _______ day of September, 2003, but effective as of January 1, 2003.

                                      CENTERPOINT ENERGY, INC.

                                      By: /s/David M. McClanahan
                                         ------------------------------------
                                           David M. McClanahan
                                           President and Chief Executive Officer

ATTEST:

   /s/Richard Dauphin
------------------------------
Assistant Secretary